SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2006

TECHNEST HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-27023	88-0357272
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One McKinley Square, Fifth Floor, Boston, MA 02109
(Address of principal executive offices) (Zip Code)

276 Washington Street, No. 367,  Boston, MA 02108
(Mailing Address)

(617) 722-9800
 (Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a) FINANCIAL STATEMENTS OF E-OIR TECHNOLOGIES, INC.

YEAR ENDED JUNE 30, 2005 AND SIX MONTHS ENDED JUNE 30, 2004 -

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	2

FINANCIAL STATEMENTS

Balance Sheet as of June 30, 2005	3

Statements of Operations for the Year Ended June 30, 2005 and the Six Months Ended June 30, 2004	4

Statements of Changes in Stockholders' Equity for the Year Ended June 30, 2005 and the Six Months Ended June 30, 2004	5

Statements of Cash Flows for the Year Ended June 30, 2005 and the Six Months Ended June 30, 2004	6-7

NOTES TO THE FINANCIAL STATEMENTS	8-21

YEAR ENDED DECEMBER 31, 2003 -

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	22

FINANCIAL STATEMENTS

Balance Sheet as of December 31, 2003	23

Statement of Income for the Year Ended December 31, 2003	24

Statement of Retained Earnings for the Year Ended December 31, 2003	25

Statement of Cash Flows for the Year Ended December 31, 2003	26

NOTES TO THE FINANCIAL STATEMENTS	27-33

SIGNATURES	34

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS

As previously reported on a Current Report on Form 8-K dated August 17, 2005 (filed on August 18, 2005) Technest Holdings, Inc. (“Technest”) acquired all of the outstanding stock of E-OIR Technologies, Inc. ("EOIR") from Markland Technologies, Inc., the majority owner of Technest.

This Form 8-K is being filed to present audited financial statements for EOIR.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

The following report, financial statements and notes thereto are filed herewith:

Year Ended June 30, 2005 and Six Months Ended June 30, 2004

o	Report of Wolf & Company, P.C., independent registered public accounting firm
o	Balance sheet as of June 30, 2005
o	Statements of operations for the year ended June 30, 2005 and six months ended June 30, 2004
o	Statements of changes in stockholders’ equity for the year ended June 30, 2005 and six months ended June 30, 2004
o	Statements of cash flows for the year ended June 30, 2005 and six months ended June 30, 2004

Year Ended December 31, 2003

o	Report of Wolf & Company, P.C., independent registered public accounting firm
o	Balance sheet as of December 31, 2003
o	Statement of income for the year ended December 31, 2003
o	Statement of retained earnings for the year ended December 31, 2003
o	Statement of cash flows for the year ended December 31, 2003

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
E-OIR Technologies, Inc. (a wholly-owned subsidiary of Technest Holdings, Inc.)
Spotsylvania, Virginia

We have audited the accompanying balance sheet of E-OIR Technologies, Inc. (a wholly-owned subsidiary of Technest Holdings, Inc.) as of June 30, 2005, and the related statements of operations, changes in stockholders’ equity and cash flows for the year ended June 30, 2005 and six months ended June 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of E-OIR Technologies, Inc. (a wholly-owned subsidiary of Technest Holdings, Inc.) as of June 30, 2005, and the results of its operations and its cash flows for the year ended June 30, 2005 and six months ended June 30, 2004, in conformity with U.S. generally accepted accounting principles.

As described in Note 1, these financial statements represent the operations of the Company that were acquired by Markland Technologies, Inc. on June 29, 2004 and do not include the Company's wholly-owned subsidiary, RMS Enterprises, LLC, which was distributed to the Company's stockholders prior to the acquisition by Markland Technologies, Inc. Also, as described in Note 1, Technest Holdings, Inc., a majority-owned subsidiary of Markland Technologies, Inc., acquired the Company effective August 17, 2005.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.
Boston, Massachusetts
April 13, 2006

E-OIR TECHNOLOGIES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF TECHNEST HOLDINGS, INC.)
BALANCE SHEET
JUNE 30, 2005

ASSETS

Current Assets
Cash and cash equivalents	$5,308,844
Accounts receivable	7,152,467
Restricted cash	250,000
Prepaid expenses and other current assets	128,303
Total Current Assets	12,839,614

Property and Equipment - Net of accumulated depreciation of $292,270	820,456

Other Assets
Definitive-lived intangible assets - Net of accumulated amortization of $1,306,111	10,448,889
Goodwill	5,120,649
Total Other Assets	15,569,538

Total Assets	$29,229,608

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$9,859,439
Accrued expenses and other current liabilities	1,354,704
Due to related parties, net	2,120,947
Income taxes payable, parent	188,000
Current portion of long-term debt	709,943
Total Current Liabilities	14,233,032

Non-Current Liabilities
Long-term debt, less current portion and discount of $1,174,365	7,633,879

Total Liabilities	21,866,912

Commitments and Contingencies

Stockholders’ Equity
Common Stock, par value $1 per share; 15,000 shares authorized, 12,000 shares
issued and outstanding	12,000
Additional paid-in capital	11,632,000
Unearned compensation	(1,541,490)
Accumulated deficit	(2,739,814)
Total Stockholders’ Equity	7,362,696

Total Liabilities and Stockholders’ Equity	$29,229,608

See report of independent registered public accounting firm and notes to financial statements.

E-OIR TECHNOLOGIES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF TECHNEST HOLDINGS, INC.)
STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED JUNE 30, 2005 AND SIX MONTHS ENDED JUNE 30, 2004

	2005	2004

Revenues (including revenue from related parties of $421,064 in the year ended June 30, 2005)	$65,171,038	$29,649,986

Cost of Revenues	52,454,187	24,097,832

Gross Profit	12,716,851	5,552,154

Operating Expenses
Selling, general and administrative	12,849,354	3,455,902
Amortization of intangible assets	1,306,111	-
Total Operating Expenses	14,155,465	3,455,902

Operating (Loss) Income	(1,438,614)	2,096,252

Other Income (Expenses), Net
Interest income	59,521	13,065
Interest expense	(979,483)	(14,722)
Other expense	(193,238)	--
Total other (expenses), net	(1,113,200)	(1,657)

Net (Loss) Income Before Income Taxes	(2,551,814)	2,094,595

Provision for income taxes	188,000	--

Net (Loss) Income	$(2,739,814)	$2,094,595

See report of independent registered public accounting firm and notes to financial statements.

THE PURCHASE METHOD OF ACCOUNTING WAS USED BY MARKLAND TECHNOLOGIES, INC. TO RECORD THE ASSETS ACQUIRED AND LIABILITIES ASSUMED OF E-OIR TECHNOLOGIES, INC. ON JUNE 29, 2004 (SEE NOTE 3).  ACCORDINGLY, THE ACCOMPANYING FINANCIAL STATEMENTS OF E-OIR TECHNOLOGIES, INC. AS OF AND FOR PERIOD ENDED SUBSEQUENT TO THE ACQUISITION ARE NOT COMPARABLE IN ALL MATERIAL RESPECTS TO THE FINANCIAL STATEMENTS OF E-OIR TECHNOLOGIES, INC. AS OF AND FOR PERIODS ENDED PRIOR TO THE ACQUISITION.

E-OIR TECHNOLOGIES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF TECHNEST HOLDINGS, INC.)

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE YEAR ENDED JUNE 30, 2005 AND SIX MONTHS ENDED JUNE 30, 2004

				Retained
		Additional		Earnings/	Total
	Common	Paid-in	Unearned	(Accumulated	Stockholders'
	Stock	Capital	Compensation	Deficit)	Equity

Balance, December 31, 2003	$12,000	$-	$-	$754,155	$766,155
Net income	-	-	-	2,094,595	2,094,595
Distributions	-	-	-	(1,536,124)	(1,536,124)
Balance, June 29, 2004	12,000	-	-	1,312,626	1,324,626
Impact of push down accounting	-	12,180,000	(4,000,000)	(1,312,626)	6,867,374
Balance, June 30, 2004	12,000	12,180,000	(4,000,000)	-	8,192,000
Additional investment by Markland	-	177,639	-	-	177,639
Stock-based compensation	-	(725,639)	2,458,510	-	1,732,871
Net loss	-	-	-	(2,739,814)	(2,739,814)
Balance, June 30, 2005	$12,000	$11,632,000	$(1,541,490)	$(2,739,814)	$7,362,696

See report of independent registered public accounting firm and notes to financial statements.

THE PURCHASE METHOD OF ACCOUNTING WAS USED BY MARKLAND TECHNOLOGIES, INC. TO RECORD THE ASSETS ACQUIRED AND LIABILITIES ASSUMED OF E-OIR TECHNOLOGIES, INC. ON JUNE 29, 2004 (SEE NOTE 3).  ACCORDINGLY, THE ACCOMPANYING FINANCIAL STATEMENTS OF E-OIR TECHNOLOGIES, INC. AS OF AND FOR PERIOD ENDED SUBSEQUENT TO THE ACQUISITION ARE NOT COMPARABLE IN ALL MATERIAL RESPECTS TO THE FINANCIAL STATEMENTS OF E-OIR TECHNOLOGIES, INC. AS OF AND FOR PERIODS ENDED PRIOR TO THE ACQUISITION.

E-OIR TECHNOLOGIES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF TECHNEST HOLDINGS, INC.)

STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED JUNE 30, 2005 AND SIX MONTHS ENDED JUNE 30, 2004

	2005	2004

Cash Flows From Operating Activities:

Net (loss) income	$(2,739,814)	$2,094,595

Adjustments to reconcile net (loss) income to net cash
provided by operating activities:
Depreciation and amortization of property and equipment	292,270	119,722
Amortization of definite-lived intangible assets	1,306,111	-
Non-cash interest expense	293,591	-
Stock-based compensation	1,732,871	-
Change in operating assets and liabilities:
(Increase) decrease in assets:
Accounts receivable	(2,200,457)	1,545,442
Restricted cash	(250,000)	-
Prepaid expenses and other current assets	60,517	(638,488)
Increase (decrease) in liabilities:
Accounts payable	6,903,082	284,530
Accrued expenses and other current liabilities	190,075	(2,462,236)
Unearned revenue	(324,140)	11,458
Income taxes payable, parent	188,000	-
Due to related parties, net	2,120,947	-
Net Cash Provided By Operating Activities	7,573,053	954,023

Cash Flows From Investing Activities:
Purchase of property and equipment	(82,726)	(91,430)
Net Cash Used In Investing Activities	(82,726)	(91,430)

Cash Flows From Financing Activities:
Repayment of long-term debt	(2,514,120)	(141,662)
Proceeds from line of credit	-	600,000
Distributions, including advances to unconsolidated subsidiaries	-	(1,536,124)
Net Cash Used In Financing Activities	(2,514,120)	(1,077,786)

- (Continued) -
See report of independent registered public accounting firm and notes to financial statements.

THE PURCHASE METHOD OF ACCOUNTING WAS USED BY MARKLAND TECHNOLOGIES, INC. TO RECORD THE ASSETS ACQUIRED AND LIABILITIES ASSUMED OF E-OIR TECHNOLOGIES, INC. ON JUNE 29, 2004 (SEE NOTE 3).  ACCORDINGLY, THE ACCOMPANYING FINANCIAL STATEMENTS OF E-OIR TECHNOLOGIES, INC. AS OF AND FOR PERIOD ENDED SUBSEQUENT TO THE ACQUISITION ARE NOT COMPARABLE IN ALL MATERIAL RESPECTS TO THE FINANCIAL STATEMENTS OF E-OIR TECHNOLOGIES, INC. AS OF AND FOR PERIODS ENDED PRIOR TO THE ACQUISITION.

E-OIR TECHNOLOGIES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF TECHNEST HOLDINGS, INC.)

STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED JUNE 30, 2005 AND SIX MONTHS ENDED JUNE 30, 2004
(Concluded)

	2005	2004

Net Increase (Decrease) In Cash and Cash Equivalents	$4,976,207	$(215,193)

Cash and Cash Equivalents - Beginning of Period	332,637	547,830

Cash and Cash Equivalents - End of Period	$5,308,844	$332,637

Supplemental Disclosures of Cash Flow Information
Cash payments for interest	$685,892	$14,722

Non-cash Investing and Financing Activity
Additional acquisition transaction costs paid by Markland	$177,639	$-
Reversal of distributions payable	$724,459	$-

See report of independent registered public accounting firm and notes to financial statements.

THE PURCHASE METHOD OF ACCOUNTING WAS USED BY MARKLAND TECHNOLOGIES, INC. TO RECORD THE ASSETS ACQUIRED AND LIABILITIES ASSUMED OF E-OIR TECHNOLOGIES, INC. ON JUNE 29, 2004 (SEE NOTE 3).  ACCORDINGLY, THE ACCOMPANYING FINANCIAL STATEMENTS OF E-OIR TECHNOLOGIES, INC. AS OF AND FOR PERIOD ENDED SUBSEQUENT TO THE ACQUISITION ARE NOT COMPARABLE IN ALL MATERIAL RESPECTS TO THE FINANCIAL STATEMENTS OF E-OIR TECHNOLOGIES, INC. AS OF AND FOR PERIODS ENDED PRIOR TO THE ACQUISITION.

E-OIR TECHNOLOGIES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF TECHNEST HOLDINGS, INC.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2005 AND SIX MONTHS ENDED JUNE 30, 2004

NOTE 1. NATURE OF OPERATIONS

Business and Basis of Presentation

E-OIR Technologies, Inc. (the "Company") was incorporated on June 1, 1981 under the laws of the Commonwealth of Virginia. The Company provides research and engineering services to a variety of Defense and Intelligence Community customers. The Company's technical services include design and fabrication of sensor systems for military and intelligence community applications; remote sensor data collection, data signal processing and data exploitation; and training in the use of remote sensor systems and data. These efforts involve systems engineering, system integration, prototyping, field collections as well as data analysis and processing. During 2005 and 2004, EOIR’s most significant source of revenues is an Omnibus Contract with the United States Army Night Vision and Electronic Sensors Directorate. Approximately 84% and 86% of EOIR revenues for the year ended June 30, 2005 and the six months ended June 30, 2004, respectively, were derived from this contract.

Effective June 29, 2004, Markland Technologies, Inc., a publicly-traded Florida corporation ("Markland"), acquired 100% of the Company's outstanding common stock in conjunction with a Stock Purchase Agreement dated June 29, 2004 ("the Acquisition"). Markland agreed to pay the stockholders of the Company $19,000,000, consisting of $8,000,000 in cash and promissory notes of $11,000,000. Additionally, Markland issued certain members of the Company's management team options to purchase approximately $4,000,000 of Markland common stock. As a result of this transaction, the Company became a wholly-owned subsidiary of Markland effective June 29, 2004. For purposes of these stand-alone financial statements, Markland applied the push down basis of accounting to the Company (see Note 3). In conjunction with the Acquisition, the Company changed its fiscal year end from December 31 to June 30 to be consistent with Markland’s fiscal year end.

Prior to the effective date of the Acquisition, the Company was a 100% owner of RMS Enterprises, LLC ("RMS"). RMS is involved in the hospitality industry and owns two hotels and a restaurant in the Fredericksburg, Virginia area. Immediately prior to the Acquisition, the stock of RMS was distributed to the former owners of the Company and was therefore not acquired by Markland. Since RMS was not acquired by Markland, its operations are completely separate from and unrelated to those of the Company, and no costs or expenses relating to RMS have been incurred by the Company, RMS has been excluded from these financial statements for the six months ended June 30, 2004.

On August 17, 2005, pursuant to a Stock Purchase Agreement with Markland, Technest Holdings, Inc. (“Technest”), a majority-owned subsidiary of Markland, purchased all of the outstanding stock of the Company. As consideration for this purchase, Technest issued 12 million shares of its common stock to Markland. As a result of this transaction, the Company became a wholly-owned subsidiary of Technest effective August 17, 2005. Since this was a transaction between entities under common control, in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations”, Appendix D, Technest recognized the net assets of the Company at their carrying amounts in the accounts of Markland at the date of transfer.

The Company is subject to risks common to companies in the Homeland Defense Technology industry, including, but not limited to, development by its competitors of new technological innovations, dependence on key personnel, protection of proprietary technology and loss of significant customers. Since the United States Government represents substantially all of the Company’s current revenue, the loss of this customer would have a material adverse effect on the Company's future operations.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of the accompanying financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates that are particularly susceptible to change are the revenue recognized under percentage of completion method on firm fixed price contracts, allowance for doubtful accounts, the estimated useful lives of property and equipment, the estimated useful lives of definite-lived intangible assets, impairment of definitive-lived intangible assets and goodwill, the valuation of reserves on deferred tax assets and the amount due to contracting government agencies as a result of their audits.

E-OIR TECHNOLOGIES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF TECHNEST HOLDINGS, INC.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2005 AND SIX MONTHS ENDED JUNE 30, 2004

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentrations

A significant portion of revenue is generated from contracts with Federal Government agencies. Consequently, a significant portion of accounts receivable is due from Federal Government agencies either directly or through other Government contractors.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of ninety days or less to be cash equivalents. Cash equivalents consist of money market funds as of June 30, 2005.  The Company has cash balances in banks in excess of the maximum amount insured by the FDIC as of June 30, 2005.

Restricted Cash

Restricted cash represents a one year certificate of deposit, originally maturing in February 2006 and extended until April 2007, collateralizing a letter of credit in the amount of $250,000 issued in favor of a bank in conjunction with the Company’s corporate credit cards.

Accounts Receivable

Accounts receivable represent the amounts invoiced by the Company under contracts. An allowance for doubtful accounts is determined based on management's best estimate of probable losses inherent in the accounts receivable balance. Management assesses the allowance based on known trouble accounts, historical experience and other currently available evidence.

A significant portion of the Company's receivables are due from Government contracts, either directly or as a subcontractor. The Company has not experienced any material losses in accounts receivable related to these contracts and has provided no allowance at June 30, 2005. If management determines amounts to be uncollectible, they will be charged to operations when that determination is made.

Property and Equipment

Property and equipment are valued at cost and are being depreciated over their useful lives using the straight-line method for financial reporting. Routine maintenance and repairs are charged to expense as incurred. Expenditures which materially increase the value or extend useful lives are capitalized.

Property and equipment are depreciated using straight-line methods over the estimated useful lives of assets as follows:

Software	3 years
Computer equipment	3 years
Furniture and fixtures	5-7 years
Leasehold improvements	Shorter of useful life or lease term
Vehicles	5 years

E-OIR TECHNOLOGIES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF TECHNEST HOLDINGS, INC.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2005 AND SIX MONTHS ENDED JUNE 30, 2004

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment (concluded)

Property and equipment consisted of the following at June 30, 2005:

Software	$117,349
Computer equipment	550,685
Furniture and fixtures	168,874
Leasehold improvements	220,550
Vehicles	55,268
1,112,726
Less accumulated depreciation	(292,270)
$820,456

Depreciation expense for the year ended June 30, 2005 and the six months ended June 30, 2004 was $292,270 and $119,722, respectively.

Definite-lived Intangible Assets

Definite-lived intangible assets consist of customer relationships and contracts resulting from the acquisition of the Company by Markland.

Customer Relationships and Contracts have been valued by management considering various factors including independent appraisals done by valuation and financial advisory firms in accordance with SFAS No. 141, “Business Combinations”, SFAS No. 142, “Goodwill and Other Intangible Assets”, Financial Accounting Standards Board (“FASB”) Concepts Statement Number 7 and Emerging Issues Task Force (“EITF”) Issue No. 02-17, “Recognition of Customer Relationship Assets Acquired in a Business Combination”. These assets are being amortized over nine years, being the contractual terms of the existing contracts plus anticipated contract renewals in accordance with EITF Issue No. 02-17.

Operating Segments

The Company operates in one Operating Segment as defined in paragraph 10 of SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information”. The Operating Segment primarily consists of products and services related to remote sensing technology.

Revenue Recognition

The Company recognizes revenue when the following criteria are met: (1) there is persuasive evidence of an arrangement, such as contracts, purchase orders or written requests; (2) we have completed delivery and no significant obligations remain, (3) our price to our customer is fixed or determinable, and (4) collection is probable.

Revenues from time and materials contracts are recognized as costs are incurred and billed. Allowable costs incurred but not billed as of a period end are recorded as work in process.

E-OIR TECHNOLOGIES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF TECHNEST HOLDINGS, INC.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2005 AND SIX MONTHS ENDED JUNE 30, 2004

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition (concluded)

Revenues from firm fixed price contracts are recognized on the percentage-of-completion method, either measured based on the proportion of costs recorded to date on the contract to total estimated contract costs or measured based on the proportion of labor hours expended to date on the contract to total estimated contract labor hours, as specified in the contract.

Provisions for estimated losses on all contracts are made in the period in which such losses become known. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revision to cost and income and are recognized in the period in which the revisions are determined.

The Company participates in teaming agreements where they are the primary contractor and they participate with other organizations to provide complex integrated remote sensor product and technology development services to the Federal government. The Company has managerial and oversight responsibility for all team members as well as the responsibility for the ultimate acceptability of all integrated technical performance criteria under the contracts for deliverable services and products. The Company, as the prime contractor who accepts risks for these customer funded tasks, includes as revenues the amounts that they bill under these teaming arrangements and include as direct costs amounts that are reimbursable or paid to team members because these teaming arrangements meet the criteria for gross revenue reporting as discussed in EITF Issue No. 99-19, “Reporting Revenue Gross as a Principal versus Net as an Agent”. This policy on revenue recognition is also supported by paragraph 60 of the AICPA’s Statement of Position 81-1 “Accounting for Performance of Construction-Type and Certain Production-Type Contracts”.

Income Taxes

In accordance with SFAS No. 109, “Accounting for Income Taxes” and consistent with EITF No. 86-09, “IRC Section 338 and Push-Down Accounting,” the Company allocates current and deferred taxes as if it were a separate tax payer

Since the Acquisition, the Company files consolidated income tax returns with Markland and, for financial statement purposes, computes its provision or benefit for income taxes based on the income and expenses reported in the Company’s statements of operations. The allocation is not subject to a tax sharing arrangement with Markland and it is based on the tax effect of the Company’s operations as if it had not been included in a consolidated return, based on the preacquisition book and tax basis of the Company’s assets and liabilities. Therefore, the impact of applying push down accounting (see Note 3) to the Company is not considered in determining the Company’s provision for income taxes. Amounts included in the Company’s statement of operations related to the impact of push down accounting, including the amortization of definite-lived intangible assets and stock-based compensation, have been considered permanent differences for purposes of the intercompany tax allocation.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled. A deferred tax asset is recorded for net operating loss and tax credit carry forwards to the extent that their realization is more likely than not. The deferred tax benefit or expense for the period represents the change in the deferred tax asset or liability from the beginning to the end of the period.

Prior to June 29, 2004, the Company, with the consent of its stockholders, elected to have its earnings taxed under Subchapter S of Chapter 1 of the Internal Revenue Code of 1986, as amended. Accordingly, for both Federal and state tax purposes, the Company's net income was taxed to the stockholders on their individual tax returns. Therefore, no provision for income taxes is recognized in the financial statements for the six month ended June 30, 2004. On the effective date of the Acquisition, the Company forfeited its status as a Subchapter S corporation.

E-OIR TECHNOLOGIES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF TECHNEST HOLDINGS, INC.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2005 AND SIX MONTHS ENDED JUNE 30, 2004

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments

The financial statements include various estimated fair value information at June 30, 2005, as required by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments." Financial instruments are initially recorded at historical cost. If subsequent circumstances indicate that a decline in the fair value of a financial asset is other than temporary, the financial asset is written down to its fair value.

Unless otherwise indicated, the fair values of financial instruments approximate their carrying amounts. By their nature, all financial instruments involve risk, including credit risk for non-performance by counterparties. The maximum potential loss may exceed any amounts recognized in the balance sheet.

The fair value of cash, accounts receivable and accounts payable approximate their recorded amounts because of their relative market and settlement terms. The fair value of the notes payable issued to the former owners of the Company (see Note 6) have been recorded at their fair value, as determined and valued by management considering various factors including an independent appraisal done by a valuation and financial advisory firm, which is less than the face value due to a below market interest rate.

Shipping Costs

Delivery and shipping costs are included in contract revenue and direct costs in the accompanying statements of operations.

Impairment of Intangible Assets

The Company has recorded as goodwill the excess of Markland’s purchase price over the fair value of the identifiable net assets acquired. Goodwill is identified and recorded at the reporting unit level as required by paragraphs 30-31 of SFAS No. 142, "Goodwill and Other Intangible Assets". SFAS No. 142 prescribes a two-step process for impairment testing, at the reporting unit level, of goodwill annually as well as when an event triggering impairment may have occurred. The first step tests for impairment, while the second step, if necessary, measures the impairment. The Company has determined that its reporting unit is its operating segment since this is the lowest level at which discrete financial information is available and regularly reviewed by management. The Company has elected to perform its annual analysis during the fourth quarter of each fiscal year. No indicators of impairment were identified in the year ended June 30, 2005. There were no intangible assets in the six months ended June 30, 2004.

Impairment of Long-Lived Assets

Pursuant to SFAS No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets", the Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. An impairment loss is recognized when expected cash flows are less than the asset's carrying value. Accordingly, when indicators of impairment are present, the Company evaluates the carrying value of such assets in relation to the operating performance and future undiscounted cash flows of the underlying assets. The Company’s policy is to record an impairment loss when it is determined that the carrying amount of the asset may not be recoverable. No impairment charges were recorded in the year ended June 30, 2005 and six months ended June 30, 2004.

E-OIR TECHNOLOGIES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF TECHNEST HOLDINGS, INC.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2005 AND SIX MONTHS ENDED JUNE 30, 2004

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock-Based Compensation

At June 30, 2005 , as permitted under SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure", which amended SFAS No. 123, "Accounting for Stock-Based Compensation", the Company has elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation arrangements as defined by Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees", and related interpretation including FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation", an interpretation of APB No. 25. Had the Company followed the fair value method in accounting for its stock-based employee compensation it would have had the following effect on the net income (loss) for the year ended June 30, 2005 and six months ended June, 2004.

	Year ended June 30,	Six months ended June 30,
	2005	2004
Net (loss) income as reported	$(2,739,814)	$2,094,595
Add: stock-based employee compensation under intrinsic value method included in net income (loss)	96,339	--
Deduct: stock-based employee compensation under fair value method	(196,958)	--
Pro forma net (loss) income	$(2,840,433)	$2,094,595

The assumptions used and weighted average information for the year ended June 30, 2005 were as follows:

Fair value of stock	$0.12
Exercise price	$0.06
Expected dividend yield	0%
Expected lives (in years)	9
Risk-free interest rate	3.53%

Stock-based employee compensation relates to Markland issuances of its shares of common stock and options to purchase its common stock to employees of the Company (see Note 8).

Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123(R) (revised 2004), Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and Amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is not an alternative. SFAS No. 123(R) must be adopted no later than the first interim period for fiscal years beginning after December 15, 2005. The Company expects to adopt SFAS No. 123(R) on July 1, 2006.

SFAS No. 123(R) permits public companies to adopt its requirements using one of two methods: a “modified prospective” approach or a “modified retrospective” approach. Under the modified prospective approach, compensation cost is recognized beginning with the effective date based on the requirements of SFAS 123(R) for all share-based payments granted after the effective date and the requirements of SFAS No. 123(R) for all awards granted to employees prior to the effective date of SFAS No. 123(R) that remain unvested on the effective date. The modified retrospective approach includes the requirements of the modified prospective approach but also permits entities to restate based on the amounts previously recognized under SFAS No. 123 for purposes of pro forma disclosures either for all prior periods presented or prior interim periods of the year of adoption. The Company is evaluating which method to adopt.

E-OIR TECHNOLOGIES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF TECHNEST HOLDINGS, INC.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2005 AND SIX MONTHS ENDED JUNE 30, 2004

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Concluded)

Recent Accounting Pronouncements (concluded)

As permitted by SFAS No. 123, the Company currently accounts for the share-based payments made by Markland to its employees using APB Opinion No. 25’s intrinsic value method and, as such, generally recognizes no compensation cost for employee stock options. However, grants of Markland stock to employees have always been recorded at fair value as required under existing accounting standards. The Company does not expect the adoption of SFAS No. 123(R) to have a material effect on its results of operations. However, the Company’s results of operations could be materially affected by share-based payments issued after the adoption of SFAS 123(R). The impact of the adoption of SFAS No. 123(R) cannot be predicted at this time because it will depend on levels of share-based payments granted by Markland or Technest to the Company’s employees in the future.

SFAS No. 123(R) also requires the benefits of tax deductions in excess of recognized compensation cost to be reported as a financing cash flow, rather than an operating cash flow under current accounting literature.

NOTE 3. PUSH DOWN ACCOUNTING

Based on the complete change in ownership and control of the Company upon its acquisition by Markland on June 29, 2004, the push down basis of accounting has been applied to the acquisition of the Company by Markland. In accordance with the push down basis of accounting, the Company’s net assets were adjusted to their estimated fair values as of the date of acquisition which resulted in the basis of the net assets acquired being adjusted as disclosed below and accumulated deficit was reset to zero as of the acquisition date. Accordingly, the accompanying financial statements of the Company as of and for year ended June 30, 2005 are not comparable in all material respects to the financial statements of the Company as of and for six months ended June 30, 2004.

A summary of the allocation, as determined by management considering various factors including independent appraisals done by a valuation and financial advisory firm, of the fair value of the assets acquired and liabilities assumed on June 29, 2004 is as follows:

Fair value of net assets acquired:

Fair value of assets acquired -
Current assets, including cash of $332,637	$6,073,467
Property and equipment	1,030,000
Fair value of liabilities assumed -
Accounts payable & accrued expenses	(4,445,125)
Bank loans and overdrafts	(1,032,308)
Fair value of identifiable net tangible assets acquired -	1,626,034
Customer relationships and contracts	11,755,000
Goodwill	5,120,649
Total Purchase Price	$18,501,683

E-OIR TECHNOLOGIES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF TECHNEST HOLDINGS, INC.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2005 AND SIX MONTHS ENDED JUNE 30, 2004

NOTE 4. DEFINITE-LIVED INTANGIBLE ASSETS

Definite-lived intangible assets consist of the following at June 30, 2005:

	Amount	Useful life (years)
Customer relationships and contracts - Sensor Technologies	11,755,000	9
Accumulated amortization	(1,306,111)
Net definite-lived intangible asset	$10,448,889

Amortization expense was $1,306,111 and $0 for the year ended June 30, 2005 and six months ended June 30, 2004, respectively. Future amortization expense related to the definite-lived intangible asset over the next five years is $1,306,111 per year.

NOTE 5. GOODWILL

On the date of the Acquisition, the Company had a payable of $724,459 to the former stockholders related to possible taxes due in conjunction with the final pre-acquisition tax return. In the year ended June 30, 2005, this accrual was determined to no longer be required and no distributions were due to the former stockholders. This reduction in payables was considered an adjustment in the fair value of the Company’s net assets acquired by Markland and, accordingly, was recorded as a reduction in Goodwill of $724,459. In addition, actual transaction costs paid by Markland exceeded the original estimate by $177,639. These additional transaction costs were recorded as an increase in Goodwill of $177,639 in the year ended June 30, 2005.

NOTE 6. LONG-TERM DEBT

Notes Payable

On June 29, 2004, the Company issued notes guaranteed by Markland in the face amount of $11,000,000 in connection with Markland’s acquisition of the Company’s common stock. These notes accrue interest at 6% compounded monthly and are payable in quarterly installments over 60 months. The fair value of these notes on the date of the Acquisition was $9,532,044 as determined by management based on a number of factors including an independent valuation. The discount of $1,467,956 will be amortized to interest expense over the life of the note. During the year ended June 30, 2005 and the six months ended June 30, 2004, the Company recorded non-cash interest expense related to the amortization of the discount of $293,591 and $0, respectively. Other interest expense on these notes was $660,000 and $0 for the year ended June 30, 2005 and six months ended June 30, 2004, respectively. The face value of the notes and the unamortized discount at June 30, 2005 was $9,387,750 and $1,174,365, respectively. The holders of the outstanding notes have a primary lien on all the assets of the Company.

Other Long-Term Bank Debt

The Company's other long-term bank debt consists of the following as of June 30, 2005:

First Market Bank, secured by research equipment, dated October, 2002 with monthly payments of $3,715 including interest at LIBOR plus 2.75% (6.27% at June 30, 2005)	$39,438
First Market Bank, dated July, 2002 with monthly payments of $15,278 plus interest at LIBOR plus 2.75%, (6.27% at June 30, 2005)	56,027
First Market Bank, secured by leasehold improvements, dated March 19, 2003 with monthly payments of $3,514 including interest at 5.05%	22,128
A American Honda Finance, secured by vehicle, dated March 24, 2003 with monthly payments of $406 including interest at 4.70%	12,844

$130,437

E-OIR TECHNOLOGIES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF TECHNEST HOLDINGS, INC.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2005 AND SIX MONTHS ENDED JUNE 30, 2004
NOTE 6. LONG-TERM DEBT (Concluded)

Interest expense on other long-term debt was $17,228 and $10,544 for the year ended June 30, 2005 and six months ended June 30, 2004, respectively.

Future debt maturities for all notes payable and long-term debt are as follows for the years ending:

June 30,
2006	$709,943
2007	2,204,600
2008	2,203,644
2009	2,200,000
2010	2,200,000
Total	9,518,187
Less: debt discount	(1,174,365)
$8,343,822

NOTE 7. LINE OF CREDIT

A $500,000 line of credit was established with Virginia Community Bank in October 1999 that was extended and increased to $600,000. It was secured by current accounts receivable and required interest at the prime lending rate. The line was repaid in full and closed in September 2004. Interest expense on the Line of Credit for the year ended June 30, 2005 and six months ended June 30, 2004, was $8,664 and $4,178 respectively.

NOTE 8. STOCKHOLDERS’ EQUITY

Stock Options

On June 29, 2004, Markland issued options to purchase its common stock to eleven former minority owners of the Company who continued employment with the Company. These options have a ten year term and vest ratably over a five year period. Ten of these employees received options to purchase 9,345,737 shares of Markland common stock at a price of $.3775. On the date of grant, the intrinsic value of these options, $3,528,016, was recorded as unearned stock-based compensation and additional paid in capital. This intrinsic value will be amortized to stock compensation expense, included in selling, general and administrative expense, over the five year vesting period.

One employee received five options, each of which allows for the purchase of a number of Markland shares equal to .11799575 times a fraction of $1,600,000 divided by the fair value of Markland’s stock on the vesting date. One of these options vests each year for the next five years. The exercise price of these options will be one-half the fair value of Markland’s stock on the vesting date. The intrinsic value of these options based on the fair value of Markland’s stock on June 30, 2005 is $471,983. This intrinsic value has been recorded as unearned stock-based compensation and additional paid-in capital. Due to the variable nature of the exercise price and number of Markland shares to be issued under these options, the intrinsic value will be remeasured each period until the terms are fixed. The intrinsic value of each option will be amortized over the vesting periods. As of June 30, 2005, the maximum number of Markland shares issuable under these options is 7,866,383.

During the three months ended December 31, 2004, 3,009,574 options were cancelled due to the departure of four employees. In conjunction with the departure of two of these employees, Markland modified the options so that the employees were immediately vested in 40% of the options held. Without modification, these options would have been cancelled upon termination. As a result of this modification, the Company remeasured the intrinsic value on the remeasurement date and determined that there was no incremental value. Therefore, the Company fully amortized the remaining unearned portion of the vested options upon modification. The cancellation of the remaining unvested options resulted in a reduction in unearned compensation and additional paid-in capital of $1,136,099.

E-OIR TECHNOLOGIES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF TECHNEST HOLDINGS, INC.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2005 AND SIX MONTHS ENDED JUNE 30, 2004

NOTE 8. STOCKHOLDERS’ EQUITY (Concluded)

Stock Options (concluded)

In conjunction with a May 2005 amendment to an employment agreement with Dr. Mackin, Chief Operating Officer of Markland, Markland accelerated the vesting of Dr. Mackin’s options to purchase 1,250,286 shares of the Markland’s common stock at a price of $.3775 per share. As a result of this modification, the Company remeasured the intrinsic value of the modified options and determined that there was no additional intrinsic value. The Company fully amortized the unearned compensation related to these options.

For the year ended June 30, 2005 and six months ended June 30, 2004, the Company recorded $1,322,411 and $0 in stock compensation, included in selling, general and administrative expense, relating to these options.

Markland Common Stock Issuances

In the year ended June 30, 2005, Markland issued 4,004,883 shares of its common stock to employees of the Company. As a result, the Company has recorded additional paid-in capital and stock compensation, included in selling, general and administrative expenses, of $410,460, equal to the fair value of the Markland common stock on the date of grant. There were no shares issued to employees in the six months ended June 30, 2004.

Additional Paid-in Capital

Additional paid-in capital represents cash payments made by Markland in conjunction with the Acquisition.

Distributions

The Company recorded as distributions amounts expended on behalf of RMS Enterprises, LLC (see Note 1) in the amount of $1,536,124 for the six months ended June 30, 2004.

NOTE 9. COMMITMENTS AND CONTINGENCIES

Facility Rental

The Company holds a three-year lease for its executive and administrative offices of approximately 5,420 square feet in Woodbridge, Virginia. The lease expires on September 30, 2008. The Company leases approximately 10,000 square feet in Spotsylvania, Virginia, where it houses its software development unit. The lease expires on October 31, 2009. The Company also holds a five-year lease for 6,951 square feet in Spotsylvania, Virginia. The lease expires on October 15, 2010. The Company also has several offices located in Fredericksburg, Virginia - one office with 1,200 square feet, with a two-year lease that expires on October 31, 2006, and one with 4,200 square feet, with a three-year lease that expires on June 30, 2007. Monthly lease amounts for these facilities total approximately $29,548.

Rent expense for the year ended June 30, 2005 and the six months ended June 30, 2004 was $384,894, and $76,767, respectively.

The future minimum rental payments required under operating leases that have noncancellable or original lease terms in excess of one year as of June 30, 2005 as are follows:

June 30,
2006	$483,871
2007	460,517
2008	453,733
2009	254,130
2010	165,328
Thereafter	55,321
Total	$1,872,900

E-OIR TECHNOLOGIES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF TECHNEST HOLDINGS, INC.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2005 AND SIX MONTHS ENDED JUNE 30, 2004

NOTE 9. COMMITMENTS AND CONTINGENCIES (Concluded)

Government Contracts

The Company's billings on time and material contracts are based on provisional general & administrative and overhead rates which are subject to audit by the contracting Government agency. Audits have been completed for all fiscal years through June 30, 2004. The Company's experience with these audits has generally been favorable.

Lien on Assets

The holders of convertible notes issued by Markland have a second lien on all the assets of the Company. The balance outstanding on these convertible notes as of June 30, 2005 was $3,660,000.

Letter of Credit

The Company has a letter of credit in the amount of $250,000 issued in favor of a bank in conjunction with corporate credit cards.

NOTE 10. INCOME TAXES

The provision for income taxes in the year ended June 30, 2005 of $188,000 represents the intercompany tax allocation. The Company recorded income taxes payable, parent in the same amount related to the current period provision for income taxes.

Since the Acquisition, the Company files consolidated income tax returns with Markland and, for financial statement purposes, compute its provision or benefit for income taxes based on the income and expenses reporting in the Company’s statements of operations. The allocation is not subject to a tax sharing arrangement with Markland and it is based on the tax effect of the Company’s operations as if it had not been included in a consolidated return, based on the preacquisition book and tax basis of the Company’s assets and liabilities.

Prior to its acquisition by Markland, the Company had elected to have its earnings taxed under Subchapter S of Chapter 1 of the Internal Revenue Code of 1986, as amended. Accordingly, for both Federal and state tax purposes, the Company's net income was taxed to the prior stockholders of the Company on their individual tax returns. Therefore, there was no provision for income taxes in the financial statements for the six month ended June 30, 2004.

The provision for income taxes for the year ended June 30, 2005 is as follows:

2005
Current tax provision:
Federal	$155,000
State	30,000
185,000
Deferred tax provision
Federal	3,000
State	-
3,000

188,000

E-OIR TECHNOLOGIES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF TECHNEST HOLDINGS, INC.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2005 AND SIX MONTHS ENDED JUNE 30, 2004

NOTE 10. INCOME TAXES (Concluded)

A reconciliation of the provision for income taxes (benefit) to the federal statutory rate is as follows:

	2005
Tax benefit at statutory rate	$(34%	)
Permanent differences
Amortization of definite-lived intangibles	18%
Stock-based compensation	23%
Total Permanent Differences	41%
Benefit of state income taxes	(1%	)
	6%

The Company's deferred tax liabilities consist of differences between the book and tax basis of property and equipment. The Company determined that its net deferred tax liability at June 30, 2005 was immaterial.

NOTE 11. RELATED PARTY TRANSACTIONS

During the year ended June 30, 2005, the Company accrued $1,500,000 due to Markland for administrative support services, engineering services and services rendered by executive officers of Markland who also function as executive officers of the Company. No such amounts were accrued in the six months ended June 30, 2004. At June 30, 2005, the Company had amounts due to Markland for cash advances for payment of shared expenses in the amount of $767,664. The total amount due to Markland is $2,267,664 at June 30, 2005.

During the year ended June 30, 2005, the Company recognized revenue of $421,064 related to services provided to Genex Technologies, Inc. (“Genex”), an entity under common control. No such amounts were recognized in the six months ended June 30, 2004.

At June 30, 2005, the Company had a net amount of $2,556 due from Science and Technology Research Corporation, Inc. (“STR”), a subsidiary of Markland.

At June 30, 2005, the Company had a net amount of $144,742 due from Genex for sales made and shared services provided to Genex.

At June 30, 2005, the Company had a net amount of $581 due to Technest.

The Company believes that all transactions described above were made on terms no less favorable to it than those obtainable from unaffiliated third parties. All future transactions, if any, with its executive officers, directors and affiliates will be on terms no less favorable to it than those that will be obtainable from unrelated third parties at the time such transactions are made.

NOTE 12. PROFIT SHARING PLAN

The Company has adopted a 401(k) plan for the benefit of certain employees. Essentially all employees are eligible to participate. The Company also contributes to the plan under a safe harbor plan requiring a 3% contribution for all eligible participants. In addition, the Company may contribute a 3% elective match. The Company contributed 6% of gross wages, excluding bonuses on an annual basis, to those who have been employed for more than one year and remain employed on the last day of the fiscal year.

Contributions and other costs of the plan in the years ended June 30, 2005 and six months ended June 30, 2004 aggregated $662,618 and $272,937, respectively.

E-OIR TECHNOLOGIES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF TECHNEST HOLDINGS, INC.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2005 AND SIX MONTHS ENDED JUNE 30, 2004

NOTE 13. LITIGATION

Joseph R. Moulton

On or about September 16, 2004, Joseph R. Moulton, Sr. initiated a lawsuit in the Circuit Court of Spotsylvania County, Virginia, against the Company, Markland, and Robert Tarini, in his capacity as Markland’s Chief Executive Officer. Mr. Moulton was the largest single shareholder of the Company prior to its acquisition by Markland, owning approximately 67% of the Company’s capital stock. Mr. Moulton received approximately $5,863,000 in cash and a promissory note of the Company in the approximate principal amount of $6,967,000 for his shares of the Company at the closing of the acquisition of the Company by Markland.

In his complaint Mr. Moulton asserts, among other things, that Markland and the Company breached their obligations under the stock purchase agreement, dated June 30, 2004, pursuant to which Markland acquired the Company, by terminating Mr. Moulton's employment with the Company and removing him from the Company’s board of directors.

Mr. Moulton is seeking damages allegedly suffered by his loss of employment, extreme emotional distress, and costs incurred to enforce his contractual rights. In addition, he is seeking some other equitable relief including, the appointment of a receiver to oversee the management of the Company until the promissory notes issued to former Company shareholders at the closing of the acquisition are paid in full and a declaratory judgment that Markland and the Company's actions constitute an event of default under these promissory notes allowing for the acceleration of all amounts due thereunder. As Mr. Moulton is suing in his personal capacity rather than as a representative of the former Company shareholders, he is asking the court to accelerate the payment of the outstanding principal amount of his note, which as of June 30, 2005, was $5,255,021. Markland is a guarantor of these notes.

Markland, Mr. Tarini and the Company believe that the allegations in this lawsuit are entirely without merit. Markland and the Company have filed an answer denying Mr. Moulton's allegations and opposing vigorously all equitable relief sought. Markland and the Company have also filed a counterclaim against Mr. Moulton seeking damages resulting from alleged misconduct and misrepresentations on the part of Mr. Moulton related to the Company’s relationship with certain banks.

On April 4, 2005 a hearing was held in the Spotsylvania County Circuit Court on Markland and the Company’s demurrer to certain claims brought by Mr. Moulton. As a result of that hearing, the claim by Mr. Moulton that his employment was terminated in violation of public policy was dismissed by the court, and the Court dismissed those aspects of Mr. Moulton's complaint suggesting that he was pursuing his claims on behalf of other unnamed sellers of the Company’s shares. Mr. Moulton was not given leave to amend or refile these claims.

On December 16, 2005, the start of the trial of this matter was continued from January 17, 2006 to September 5, 2006. In addition on that day, Mr. Moulton was permitted by the Court to amend his complaint to add an additional cause of action.

On February 3, 2006, a hearing was held in the Spotsylvania County Circuit Court on Markland and the Company’s demurrer to certain claims brought by Mr. Moulton. As a result of that hearing, Mr. Moulton’s cause of action alleging breach of an employment contract by the Company was dismissed with prejudice by the Court.

Greg & Mary Williams

Markland and the Company were notified on July 11, 2005 by counsel for Greg and Mary Williams, former shareholders and employees of the Company and, in the case of Mr. Williams, a former director of Markland, that the Williamses filed a lawsuit in the Commonwealth of Virginia, naming the Company and Markland as defendants, regarding a number of contractual disputes involving the registration of shares of Markland common stock underlying certain options issued to the Williamses in connection with the acquisition of the Company by Markland and severance payments called for pursuant to severance agreements by and among the Williamses, the Company and Markland. On August 3, 2005, the Company and Markland filed an answer and a demurrer denying all liability.

On April 6, 2006, a hearing was held in the Spotsylvania County Circuit Court, Virginia on the Williams’ motion for summary judgment on certain claims brought by Mr. and Mrs. Williams relating to their severance payments. On that day, the court took the matter under advisement.

E-OIR TECHNOLOGIES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF TECHNEST HOLDINGS, INC.)

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED JUNE 30, 2005 AND SIX MONTHS ENDED JUNE 30, 2004

NOTE 14. SUBSEQUENT EVENTS

On August 17, 2005, pursuant to a Stock Purchase Agreement with Markland, Technest, a majority-owned subsidiary of Markland, purchased all of the outstanding stock of the Company. As a result of this transaction, the Company became a wholly-owned subsidiary of Technest effective August 17, 2005. Since this was a transaction between entities under common control, in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations”, Appendix D, Technest recognized the net assets of the Company at their carrying amounts in the accounts of Markland at the date of transfer.

As of December 31, 2005 all outstanding options granted by Markland to employees of the Company had been cancelled.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
E-OIR Technologies, Inc.
Spotsylvania, Virginia

We have audited the accompanying balance sheet of E-OIR Technologies, Inc. as of December 31, 2003, and the related statements of income, retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of E-OIR Technologies, Inc. as of December 31, 2003, and the results of its operations and its cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

As described in Note 1, these financial statements represent the operations of the Company that were acquired by Markland Technologies, Inc. on June 29, 2004 and do not include the Company's wholly-owned subsidiary, RMS Enterprises, LLC, which was distributed to the Company's stockholders prior to the acquisition.

\s\ Wolf & Company, P.C.

Boston, Massachusetts
September 9, 2004

E-OIR TECHNOLOGIES, INC.

BALANCE SHEET
DECEMBER 31, 2003

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$547,830
Accounts receivable	6,497,452
Other receivable	1,557
Prepaid expenses	68,507
Other current assets	19,268
TOTAL CURRENT ASSETS	7,134,614

PROPERTY AND EQUIPMENT
Computers and equipment	$1,435,342
Furniture and fixtures	186,837
Vehicles	140,090
Software	128,965
Structures	274,569
2,165,803
Less accumulated depreciation and amortization	(1,408,917)
756,886
OTHER ASSETS
Unbilled receivable	60,000

$7,951,500

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accrued expenses and payroll taxes	$863,273
Accounts payable	5,418,594
Unearned revenue	312,682
Current maturities on long-term debt	287,037
Other current liabilities	16,827
TOTAL CURRENT LIABILITIES	6,898,413

LONG-TERM LIABILITIES
Long-term debt, less current maturities	286,932

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock, par value $1 per share;
15,000 shares authorized, 12,000
shares issued and outstanding	12,000
Retained earnings	754,155
TOTAL STOCKHOLDERS' EQUITY	766,155

$7,951,500

See report of independent registered public accounting firm and notes to financial statements.

E-OIR TECHNOLOGIES, INC.

STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 2003

Revenues	$42,680,858

Direct costs:
Salaries	6,202,424
Team members and subcontractors	22,367,388
Travel	453,422
Materials	4,830,447
Other	3,453
TOTAL DIRECT COSTS	33,857,134

GROSS PROFIT	8,823,724

Operating expenses:
Indirect salaries and employee benefits	3,650,809
Materials and supplies	44,297
Utilities	83,160
Taxes	670,667
Travel	112,445
Insurance	110,282
Consultants	35,311
Legal	35,662
Accounting fees	44,180
Training	22,253
Maintenance	28,873
Advertising	70,614
Rent	136,179
Relocation	1,456
Miscellaneous	82,344
Computer network support	174,353
Depreciation and amortization	319,636
TOTAL OPERATING EXPENSES	5,622,521

OPERATING INCOME	3,201,203

Other income and (expenses):
Interest income	12,541
Interest expense	(30,239)
Other expense	(18,159)
TOTAL OTHER (EXPENSE), NET	(35,857)

NET INCOME	$3,165,346

See report of independent registered public accounting firm and notes to financial statements.

E-OIR TECHNOLOGIES, INC.

STATEMENT OF RETAINED EARNINGS
YEAR ENDED DECEMBER 31, 2003

Balance, beginning of period	$1,151,516
Net income	3,165,346
Distributions, including advances to unconsolidated subsidiary	(3,562,707)
Balance, end of period	$754,155

See report of independent registered public accounting firm and notes to financial statements.

E-OIR TECHNOLOGIES, INC.

STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2003

2003

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$3,165,346
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	319,636
Change in operating assets and liabilities:
(Increase) decrease in assets:
Accounts receivable	(3,408,076)
Prepaid expenses	(6,845)
Other assets	10,694
Increase (decrease) in liabilities:
Accounts payable and accrued expenses	3,143,300
Other current liabilities	16,827
Unearned revenue	(227,631)

NET CASH PROVIDED BY OPERATING ACTIVITIES	3,013,251

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(208,035)
NET CASH (USED IN) INVESTING ACTIVITIES	(208,035)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	141,584
Principle payments on long-term debt	(431,577)
Distributions, including advances to unconsolidated subsidiaries	(3,062,707)

NET CASH (USED IN) FINANCING ACTIVITIES	(3,352,700)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(547,484)

Cash and Cash Equivalents:
Beginning	1,095,314

Ending	$547,830

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash payments for interest	$30,239

NONCASH INVESTING AND FINANCING TRANSACTIONS:
Distributions payable	$500,000

See report of independent registered public accounting firm and notes to financial statements.

E-OIR TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2003

NOTE 1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

BUSINESS AND BASIS OF PRESENTATION:

E-OIR Technologies, Inc. (the "Company") was incorporated on June 1, 1981 under the laws of the State of Virginia. The Company provides research and engineering services to a variety of Defense and Intelligence Community customers. The Company's technical services include design and fabrication of sensor systems for military and intelligence community applications. These efforts involve systems engineering, system integration, prototyping, field collections as well as data analysis and processing. Substantially all of the Company's revenues are derived from approximately twenty Government contracts with ten different U.S. Government agencies.

Effective June 29, 2004, Markland Technologies, Inc., a publicly-traded Florida corporation ("Markland"), acquired 100% of the Company's outstanding common stock in conjunction with a Stock Purchase Agreement dated June 29, 2004 ("the Acquisition"). Markland agreed to pay the stockholders of the Company $19,000,000, consisting of $8,000,000 in cash and promissory notes of $11,000,000. Additionally, Markland issued certain members of the Company's management team options to purchase approximately $4,000,000 of Markland common stock. As a result of this transaction, the Company became a wholly owned subsidiary of Markland effective June 29, 2004.

Prior to the effective date of the Acquisition, the Company was a 100% owner of RMS Enterprises, LLC ("RMS"). RMS is involved in the hospitality industry and owns two hotels and a restaurant in the Fredericksburg, Virginia area. Immediately prior to the Acquisition, the stock of RMS was distributed to the former owners of the Company and was therefore not acquired by Markland. Since RMS was not acquired by Markland, its operations are completely separate from and unrelated to those of the Company, and no costs or expenses relating to RMS have been incurred by the Company, RMS has been excluded from these financial statements. The Company had advanced amounts to RMS as follows:

December 31, 2003

Cumulative advances to RMS	$5,046,642

For purposes of these financial statements, all amounts advanced to RMS have been treated as distributions to stockholders in the year in which they were advanced.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

CASH AND CASH EQUIVALENTS

For purposes of reporting cash flows, the Company includes all cash accounts which are not subject to withdrawal restrictions or penalties.

E-OIR TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2003

NOTE 1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

REVENUE RECOGNITION

Revenues from time and materials contracts are recognized as costs are incurred.

Revenues from firm fixed price contracts are recognized on the percentage-of-completion method, either measured based on the proportion of costs recorded to date on the contract to total estimated contract costs or measured based on the proportion of labor hours expended to date on the contract to total estimated contract labor hours, as specified in the contract.

Provisions for estimated losses on all contracts are made in the period in which such losses become known. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revision to cost and income and are recognized in the period in which the revisions are determined.

The Company participates in teaming agreements where they are the primary contractor and they participate with other organizations to provide services to the Federal government. The Company has managerial and oversight responsibility for team members as well as the responsibility for the ultimate acceptability of performance under the contract. The Company includes as revenues the amounts that they bill under the teaming arrangements and include as direct costs amounts that are reimbursable or paid to team members. The amounts earned under teaming agreements with other organizations and included in the Company's revenues were $11,829,186 for the year ended December 31, 2003.

Unearned revenue represents cash collections in excess of revenue earned on firm fixed price contracts. Unearned revenue is determined as follows at December 31, 2003:

Unearned revenue, beginning of period	$540,313
Billings	808,035
Costs and profit	(1,035,666)
Unearned revenue, ending of period	$312,682

ACCOUNTS RECEIVABLE

Accounts receivable represent the amount invoiced by the Company under contracts. An allowance for doubtful accounts is determined based on management's best estimate of probable losses inherent in the accounts receivable balance. Management assesses the allowance based on known trouble accounts, historical experience and other currently available evidence. The Company's receivables are due entirely from government contracts. The Company has not experienced any losses in accounts receivable and has provided no allowance at December 31, 2003. If management determines amounts to be uncollectible, they will be charged to operations when that determination is made.

Unbilled receivables represent a contract withholding which the Company expects to collect at the conclusion of the contract.

DEPRECIATION AND AMORTIZATION

Property and equipment are depreciated using straight-line methods over the estimated useful lives of assets as follows:

Computers and equipment	3 years
Furniture and fixtures	5-7 years
Vehicles	5 years
Software	3 years
Structures	Shorter of lease term or useful life

E-OIR TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2003

NOTE 1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

ACCRUED COMPENSATED ABSENCES

Full-time employees receive annual leave based upon length of employment. Annual leave is paid to employees upon termination of employment and has been accrued in the financial statements.

INCOME TAXES

The Company, with the consent of its stockholders, elected to have its earnings taxed under Subchapter S of Chapter 1 of the Internal Revenue Code of 1986, as amended. Accordingly, for both Federal and state tax purposes, the Company's net income is taxed to the stockholders on their individual tax returns. Therefore, no provision for income taxes is recognized in the financial statements. On the effective date of the Acquisition (see above), the Company forfeited its status as a Subchapter S corporation.

CONCENTRATIONS

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and trade receivables. The Company places their temporary cash investments at financial institutions. However, a portion of temporary cash investments exceed FDIC insured levels.

Substantially all contract revenue is generated from contracts with Federal government agencies. Consequently, substantially all accounts receivable are due from Federal government agencies either directly or through other government contractors. One contract with the U.S. Army represented 86% of total revenue and 86% of account receivables at December 31, 2003.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Estimates that are particularly susceptible to significant change in the near term relate to the revenue recognized under percentage completion method firm fixed price contracts, allowance for doubtful accounts and the estimated useful lives of property and equipment.

SHIPPING COSTS

Delivery and shipping costs are included in contract revenue and direct costs in the accompanying statements of income.

RESEARCH AND DEVELOPMENT

Research and development costs are charged to expense as incurred.

E-OIR TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2003

NOTE 1. NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (Concluded)

RECENT ACCOUNTING PRONOUNCEMENTS

In August 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This statement addresses financial accounting and reporting for the impairment and disposal of long-lived assets. This statement is effective for fiscal years beginning after December 15, 2001. The adoption of this statement did not have any material impact on the Company's financial position or results of operations.

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. The adoption of SFAS No. 146 did not have a material effect on the Company's financial position or results of operations.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure, an Amendment of FASB Statement No. 123." This Statement provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends disclosure requirements to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The FASB has prescribed a tabular format and location for the disclosures. No stock-based employee compensation cost is reflected in operations, as there are no options or other forms of stock-based compensation outstanding.

In November 2002, the FASB issued Interpretation No. 45, ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN 45 requires a company, at the time it issues a guarantee, to recognize an initial liability for the fair value of obligations assumed under the guarantee and elaborates on existing disclosure requirements related to guarantees and warranties. The initial recognition requirements of FIN 45 are effective for guarantees issued or modified after December 31, 2002 and adoption of the disclosure requirements are effective for the Company as of December 31, 2002. The adoption of FIN 45 did not have a significant impact on the Company's financial position or results of operations.

In January 2003, as amended in December 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51." FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period ending after December 15, 2004. The adoption of FIN 46 did not have any effect on the Company's financial statements, as the Company does not have any variable interest entities.

In May 2003, the FASB issued SFAS No.150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability. Many of those instruments were previously classified as equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this statement did not have any impact on our financial position or results of operations.

IMPAIRMENT OF LONG-LIVED ASSETS

Pursuant to SFAS No. 144, the Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. An impairment loss is recognized when expected cash flows are less than the asset's carrying value. Accordingly, when indicators or impairment are present, the Company evaluates the carrying value of such assets in relation to the operating performance and future undiscounted cash flows of the underlying business. The Company's policy is to record an impairment loss when it is determined that the carrying amount of the asset may not be recoverable. No impairment charges were recorded in the year ended December 31, 2003.

E-OIR TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2003

NOTE 2. LONG-TERM DEBT

The Company's long-term debt consists of the following as of December 31, 2003:

Wachovia Bank, secured by a SUV, dated November, 2001 with monthly payments of $877 including interest of 6.1%	$28,012

Chrysler Finance Company, secured by a van, dated April, 2000 with monthly payments of $405 including interest of 4.9%	1,562

First Market Bank, secured by research equipment, dated October, 2002 with monthly payments of $3,715 including interest of LIBOR plus 2.75% (3.87% at December 31, 2003)	162,335

First Market Bank, dated July, 2002 with monthly payments of $15,278 plus interest of LIBOR plus 2.75%, (3.87% at December 31, 2003)	277,030

First Market Bank, secured by leasehold improvements, dated March 19, 2003 with monthly payments of $3,514 including interest of 5.05%	85,376

American Honda Finance, secured by automobile, dated March 24, 2003 with monthly payments of $406 including interest of 4.70%	19,654
$573,969

Future debt maturities are as follows for the years ending:
December 31,:

2004	$287,037
2005	195,838
2006	57,467
2007	33,469
2008	158
Total	$573,969

Interest expense was $30,239 for the year ended December 31, 2003.

E-OIR TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2003

NOTE 3. LINE OF CREDIT

A $500,000 line of credit was established with Virginia Community Bank in October 1999. It is secured by current accounts receivable with variable interest at the prime lending rate. No balance is outstanding at December 31, 2003. The line of credit was extended subsequent to year end, increased to $600,000 and expires in April, 2005.

NOTE 4. RELATED PARTY TRANSACTIONS

The Company rents certain office space from a company owned by a minority stockholder of the Company. Rent expense related to these leases was $24,301 for the year ended December 31, 2003.

The Company recorded as distributions amounts expended on behalf of RMS Enterprises, LLC in the amount of $159,821 for the year ended December 31, 2003. The Company has guaranteed certain debt of RMS (see Note 6).

NOTE 5. LEASE COMMITMENTS

The Company leases office spaces for its headquarters, storage, and two other locations. The lease on the office space at headquarters is on a month-to-month basis. Minimum monthly rental payments for the headquarters are $1,983 with adjustments due to changes in real estate tax levies.

The lease on the Fredericksburg office space requires payments of $1,530 per month and expires in December 2004.

The Occoquan office is leased for 3 years through September 2005. Monthly payments for 2003 were $7,452 and are $7,678 thereafter.

Storage space in Stafford is leased on a month-to-month basis requiring payments of $126 monthly.

Minimum annual rentals are as follows for the years ending December 31:

2004	$150,735
2005	99,165
Total	$249,900

Rent expense for the year ended December 31, 2003 $136,179.

NOTE 6. CONTINGENCIES

The Company's billings on time and material contracts are based on provisional general & administrative and overhead rates which are subject to audit by the contracting government agency. Audits have been completed for all fiscal years through 2001. The Company's experience with these audits has generally been favorable.

The Company has guaranteed certain debt outstanding to RMS Enterprises, LLC. RMS obtained bank financing totaling $1,543,000 on June 27, 2003, which is due in full at its maturity on November 30, 2004. For no consideration, the Company agreed to guarantee the bank debt on behalf of RMS to enable it to obtain a sufficient level of financing and to obtain a favorable interest rate. The Company may be required to perform on the guarantee only in the event of nonpayment of the debt by RMS. The Company has recourse only to the general credit of RMS should the Company be required to perform under the guarantee. The majority stockholder of the Company has also provided the bank a guarantee of this debt.

Subsequent to year end, in April 2004, the Company guaranteed certain additional debt to RMS totaling $5,400,000. In August, 2004, the bank fully released Markland of this guarantee.

E-OIR TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2003

NOTE 7. PROFIT SHARING PLAN

The Company has adopted a 401(k) plan for the benefit of certain employees. Essentially all employees are eligible to participate. Beginning in 2003, the Company also contributes to the plan under a safe harbor plan requiring a 3% contribution for all eligible participants. In addition, the Company may contribute a 2% elective match. The Company contributed 5.00% of gross wages, excluding bonuses on an annual basis, to those who have been employed for more than one year and remain employed on the last day of the year during the year ended December 31, 2003. Contributions and other costs of the plan in 2003 aggregated $392,869.

NOTE 8. SUBSEQUENT EVENTS

Subsequent to year end, the Company signed lease agreements totaling approximately $7,901 per month. Two of these agreements expire December 2004. The third agreement continues until July 2007.

Subsequent to year end, 100% of the Company's outstanding common stock was acquired by Markland. Immediately prior to the Acquisition, the Company distributed the stock of its wholly owned subsidiary, RMS Enterprises, LLC, to it stockholders (see Note 1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Technest Holdings, Inc.

Date: April 14, 2006

By: /S/ Gino Pereira
Name: Gino Pereira
Title: Director and Chief Financial Officer

EXHIBIT INDEX

End of Filing